                          REPORT OF INDENDENT AUDITORS

Board of Directors
Prins Recycling Corp.

We have audited the accompanying consolidated balance sheets of Prins Recycling Corp. and subsidiaries (debtor-in-possession) as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, Prins Recycling Corp. and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court on July 12, 1996. Subsequent thereto, the Company and its subsidiaries continued to operate their businesses as debtors-in-possession. On November 12, 1997, the United States Bankruptcy Court approved a Plan of Reorganization under which the Company was permitted to sell substantially all of its remaining operating assets. Such sale occurred on November 14, 1997. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or adjustments relating to the establishment, settlement and classification of liabilities that may ultimately be required in connection with the proceedings under Chapter 11 of the United States Bankruptcy Code. The Company adopted the liquidation basis of accounting commencing November 14, 1997.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Prins Recycling Corp. and subsidiaries (debtor-in-possession) at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the years then ended in conformity with generally accepted accounting principles.

                                                 Ernst & Young LLP

Hackensack, New Jersey
January 16, 1998

                     Prins Recycling Corp. and Subsidiaries
                             (Debtor-in-Possession)

                           Consolidated Balance Sheets

                                                                   December 31
                                                               1996          1995
                                                           ---------------------------
Assets
Current assets:
  Cash and cash equivalents                                $    118,217   $ 1,097,352
  Accounts receivable, net of allowance for doubtful
    accounts of $3,495,000 and $1,189,000                     2,852,983     7,015,666
  Inventories                                                                 865,952
  Equipment lease receivable - current portion                   49,032       292,574
  Recoverable income taxes                                                  1,480,326
  Due from officer stockholder                                                219,498
  Prepaid expenses and other current assets                      96,234     3,013,536
                                                           ---------------------------
Total current assets                                          3,116,466    13,984,904

Property, plant and equipment, net of
  accumulated depreciation                                    7,018,452    20,405,791
Equipment loans receivable, net of current portion              127,835       523,033
Intangibles and goodwill, net of accumulated
  amortization of $927,000                                                 18,538,441
Other assets                                                    258,044     1,201,337
                                                           ---------------------------
                                                           $ 10,520,797   $54,653,506
                                                           ===========================

Liabilities and stockholders' equity (deficit)
Current liabilities:
  Accounts payable - post petition                         $  1,703,826   $ 9,620,536
  Accrued liabilities - post petition                         1,498,353     2,645,399
  Liabilities subject to compromise                          24,597,692
  Amounts payable to banks - current portion                               10,245,121
  Obligations under capital leases - current portion                          760,764
  Notes and advances payable - current portion:
    Related parties                                                         3,761,374
    Others                                                                    295,990
                                                           ---------------------------
Total current liabilities                                    27,799,871    27,329,184

Long-term debt:
  Amounts payable to banks - less current portion                           5,571,574
  Obligations under capital lease - less current portion                    1,080,516
  Notes and advances payable - less current portion:
    Related parties                                                         2,460,707
    Others                                                                    267,019

Deferred taxes                                                                 50,500
Commitments and contingencies

Stockholders' (deficiency) equity:
  Preferred stock, $.001 par value; authorized
    5,000,000 shares, none issued
  Common stock, $.001 par value; authorized
    20,000,000 shares, issued
    and outstanding 16,604,460 and 10,475,057,
    respectively                                                 16,604        10,475
   Additional paid-in capital                                42,177,202    26,952,759
   Retained earnings (deficit)                              (59,472,880)   (9,069,228)
                                                           ---------------------------
Total stockholders' equity (deficit)                        (17,279,074)   17,894,006
                                                           ---------------------------
Total liabilities and stockholders' equity (deficit)       $ 10,520,797   $54,653,506
                                                           ===========================

See accompanying notes.

                     Prins Recycling Corp. and Subsidiaries
                             (Debtor-in-Possession)

                      Consolidated Statements of Operations

                                                      Year ended December 31
                                                      1996              1995
                                                  -----------------------------

Net sales                                         $ 24,997,168     $76,692,200
Cost of goods sold                                  19,235,108      59,484,277
                                                  -----------------------------
Gross profit                                         5,762,060      17,207,923

Selling, general and administrative expenses        20,049,826      17,200,844
Depreciation and amortization                        2,489,034       2,346,811
Impairment of long-lived assets                     26,678,000
Loss on sale and abandonment of assets               2,718,530
                                                  -----------------------------
Total operating expenses                            51,935,390      19,547,655
                                                  -----------------------------

Loss before reorganization costs, interest expense and income taxes

                                                   (46,173,330)     (2,339,732)

Reorganization costs                                   800,000
Interest expense, net                                3,480,822       1,010,708
                                                  -----------------------------
Loss before income tax benefit                     (50,454,152)     (3,350,440)

Income tax benefit                                     (50,500)       (117,600)
                                                  -----------------------------
Net loss                                          $(50,403,652)    $(3,232,840)
                                                  =============================

Net loss per share                                $      (3.45)    $     (0.32)
                                                  =============================

Weighted average common shares outstanding          14,612,040       9,949,876
                                                  =============================

See accompanying notes.

                     Prins Recycling Corp. and Subsidiaries
                             (Debtor-in-Possession)

            Consolidated Statements of Stockholders' Equity (Deficit)

                                        Common Stock          Additional      Retained
                                  --------------------------    Paid-in       Earnings
                                     Shares       Amount        Capital       (Deficit)        Total
                                  ----------------------------------------------------------------------

Balance at January 1, 1995            9,785,085   $ 9,785     $19,617,325    $ (5,836,388) $ 13,790,722
  Capital contributions                                           900,000                       900,000
  Issuance of common stock                9,438         9          28,115                        28,124
  Issuance of shares in
   connection with business
   acquisitions                         430,534       431       5,907,569                     5,908,000
  Exercise of stock purchase
   warrants                             250,000       250         499,750                       500,000
  Net loss                                                                     (3,232,840)   (3,232,840)
                                  ----------------------------------------------------------------------
Balance at December 31,1995          10,475,057    10,475      26,952,759      (9,069,228)   17,894,006
  Issuance of common stock              332,000       332       1,679,456                     1,679,788
  Issuance of shares in
   connection with business
   acquisitions                         172,619       173         345,065                       345,238
  Discount on convertible
   subordinated debt issuance                                   2,400,000                     2,400,000
  Issuance of common stock upon
   conversion of debt                 5,624,784     5,624      10,799,922                    10,805,546
  Net loss                                                                    (50,403,652)  (50,403,652)
                                  ----------------------------------------------------------------------
Balance at December 31, 1996         16,604,460   $16,604     $42,177,202    $(59,472,880) $(17,279,074)
                                  ======================================================================

See accompanying notes.

                     Prins Recycling Corp. and Subsidiaries
                             (Debtor-in-Possession)

                      Consolidated Statements of Cash Flows

                                                                  Year ended December 31
                                                                    1996           1995
                                                               ------------------------------

Operating activities
Net loss                                                       $(50,403,652)   $ (3,232,840)
 Adjustments to reconcile net loss to cash provided
  by operations:
    Depreciation and amortization                                 2,489,034       2,346,811
    Impairment of long-lived assets                              26,678,000
    Non-cash interest on subordinated debt issuance               2,400,000
    Provision for bad debts                                       3,414,596       1,683,381
    Deferred taxes                                                  (50,500)       (481,600)
    Loss (gain) on sale and abandonment of assets                 2,718,530         (15,027)
    Changes in operating assets and liabilities
     (net of effects of acquired companies):
      Decrease in accounts receivable                             1,472,017         249,828
      Decrease in equipment lease receivables                       134,308         407,219
      Decrease (increase) in inventories                            865,952        (348,966)
      Decrease (increase) in recoverable income taxes             1,480,326      (1,480,326)
      Decrease in prepaid expenses and other current assets       2,917,302      (2,094,696)
      (Increase) decrease in other assets                           943,293        (585,645)
      Increase in accounts payable and accrued liabilities        1,041,657       4,206,793
      Decrease in taxes payable                                                    (531,064)
                                                               ------------------------------
Net cash (used in) provided by operations                        (3,899,137)        123,868

Investing activities
Purchases of property, plant and equipment                         (557,638)    (12,058,683)
Cash paid for acquired businesses, net of cash acquired                          (4,690,575)
Proceeds from sale of assets                                      1,067,235          32,522
                                                               ------------------------------
Net cash provided by (used in) investing activities                 509,597     (16,716,736)

Financing activities
(Decrease) increase in borrowings under bank line
  of credit                                                      (2,245,396)      3,284,475
Repayment of debt principal and capital lease obligations        (9,179,081)     (3,915,505)
Proceeds from other borrowings                                      875,094      13,087,830
Proceeds from sale of subordinated notes                         11,280,000
Proceeds from issuance of common stock                            1,679,788         328,124
Capital contribution                                                                900,000
                                                               ------------------------------
Net cash provided by financing activities                         2,410,405      13,684,924
                                                               ------------------------------

Net decrease in cash and cash equivalents                          (979,135)     (2,907,944)
Cash and cash equivalents, beginning of year                      1,097,352       4,005,296
                                                               ------------------------------
Cash and cash equivalents, end of year                         $    118,217    $  1,097,352
                                                               ==============================

See accompanying notes.

                     Prins Recycling Corp. and Subsidiaries
                             (Debtor-in-Possession)

                Consolidated Statements of Cash Flows (continued)

                                                         Year ended December 31
                                                           1996           1995
                                                       -------------------------

Supplemental information
Cash paid for interest                                 $   960,775    $  987,432
Cash paid for (recovered from) taxes                    (1,480,326)    1,981,142

Non-cash investing and financing activities
Common stock issued for:
  Business combinations                                    345,238     3,908,000
  Settlement of debt                                       500,000
  Conversion of subordinated notes                      10,805,546
  Exercise of stock purchase warrant                                     200,000
Debt issued in connection with business combinations                   4,485,781
Liabilities assumed in business combinations                           3,765,871
Debt transferred with sale of assets                       135,784
Debt issued in settlement of contract liability          1,136,207

See accompanying notes.
                                                                               5

                     PRINS RECYCLING CORP. AND SUBSIDIARIES
                             (Debtor-in-Possession)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

1.    PROCEEDINGS UNDER CHAPTER 11

      On July 12, 1996, Prins Recycling Corp., (the "Company") and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for District of New Jersey. Under Chapter 11, enforcement of certain claims in existence prior to the filing of the petitions was stayed, while the debtor continued to operate in the ordinary course of business as Debtor-in-Possession. The stayed claims are reflected in the December 31, 1996 consolidated balance sheet as "liabilities subject to compromise," as discussed in Note 9. Significant additional claims have arisen subsequent to the petition date resulting from the rejection of executory contracts and/or leases, and from the allowance by the Bankruptcy Court of contingent or disputed claims. The Bankruptcy Court established November 26, 1996 (January 8, 1997 for governmental entities) as the claims bar date. Enforcement of claims secured by the debtor's assets ("secured claims") was also stayed, although the holders of such claims have the right to petition the Bankruptcy Court for relief from the claim. Secured claims are secured by liens on substantially all of the Company's assets. For financial statement presentation, secured debt is also reported as "liabilities subject to compromise."

      At various dates subsequent to the petition dates, the Company and certain of its subsidiaries have received permission from the Bankruptcy Court to sell certain of their assets. On November 12, 1997, the creditors committee and the Bankruptcy Court approved the Company's First Amended Joint Plan of Reorganization (the "Reorganization Plan"). Among other things, the Reorganization Plan allowed the Company to sell substantially all of its remaining operating assets and certain causes of action. In addition, the buyer agreed to assume certain claims and other administrative obligations of the Company. As a result of this transaction, the Company's indebtedness to its principal lender was settled which resulted in a compromise of $800,000. The creditors committee received approximately $850,000 of cash and retained certain causes of actions against third parties. A formal plan of liquidation of the Company has not been adopted.

      The accompanying consolidated financial statements have been prepared under the going concern basis of accounting, which contemplates continuity of operations, realization of assets and the liquidation of liabilities in the ordinary course of business. The use of the going concern basis remains appropriate until the date a formal plan of liquidation is adopted or other such events occur which will result in the liquidation of the Company. The Company has accounted for all transactions related to the reorganization proceedings in accordance with Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," issued by the American Institute of Certified Public Accountants. The Company adopted the liquidation basis of accounting effective November 14, 1997.

                     PRINS RECYCLING CORP. AND SUBSIDIARIES
                             (Debtor-in-Possession)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

2.    ORGANIZATION AND DESCRIPTION OF BUSINESS

      The Company operated material recovery facilities located principally in the northeast and midwest United States and was a supplier of recyclable materials, primarily wastepaper and secondary fibers, to paper and building products mills throughout the world.

      On April 24, 1995, the Company completed a merger with Paper Chase Exchange, Inc. in a transaction accounted for using the pooling of interest method. The accompanying consolidated financial statements give retroactive effect to this business combination.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Cash and cash equivalents - Cash equivalents consist of highly-liquid investments with maturities of three months or less.

      Principles of consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

      Credit risk - The Company performs periodic credit evaluations of its customers but generally does not require collateral.

      Inventories - Inventories, consisting of secondary fibers and other recyclables, are stated at the lower of cost (first-in, first-out) or market.

      Property, plant and equipment - Property, plant and equipment, including assets under capitalized leases, are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, ranging from five to thirty years (See Note 4).

      Income taxes - Deferred income taxes are determined using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

      Intangibles and Goodwill - Intangible assets include values assigned to a recyclables and disposal agreement and certain non-competition agreements. The recyclables and disposal agreement were being amortized over the ten-year term of the agreement. The non-competition agreements were being amortized over the five-year term of the agreements. Goodwill represents the cost in excess of fair value of the net assets of businesses acquired and was being amortized over 15 years (See Note 4).

                     PRINS RECYCLING CORP. AND SUBSIDIARIES
                             (Debtor-in-Possession)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

      Evaluation of Long-Lived Assets - The Company continually assesses long-lived assets, including goodwill and other intangibles, for recoverability from estimated future operating results. (See Note 4).

      Earnings per share - Earnings per share is based on the weighted average number of shares outstanding. Common stock equivalents consisting of stock options and warrants are included in the computation of earnings per share to the extent dilutive. During 1996 and 1995 such common stock equivalents were antidilutive.

      Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      Stock-Based Compensation - In October 1995, the FASB issued Statement No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 encourages but does not require entities to adopt the fair value based method of accounting for all employee stock compensation plans, under which compensation cost is measured based on the fair value of the award at the grant date and recognized over the service period. Entities may continue to account for these plans using the intrinsic value based method of accounting, under which compensation cost is measured as the excess, if any, of the quoted market price of the stock at the grant date over the amount an employee must pay to acquire the stock. The Company has elected to use the intrinsic value based method to measure compensation costs for these plans.

      Fair Value of Financial Instruments - The carrying value of cash equivalents and accounts receivable approximate their fair value. It is not practicable to estimate the fair value of the Company's debt instruments because of the Company's status as a Debtor-in-Possession.

4.    ASSET IMPAIRMENT LOSS

      During 1996, market prices of recyclable fibers remained at levels significantly below those needed to generate cash flows required to recover the carrying amounts of certain of the Company's long-lived assets. Accordingly, the Company evaluated the ongoing value of certain plant and equipment along with the related goodwill and other intangibles resulting from previous business combinations. Based on this evaluation, the Company recorded an impairment loss of approximately $26,678,000. The fair value of these assets was determined through appraisal.

                     PRINS RECYCLING CORP. AND SUBSIDIARIES
                             (Debtor-in-Possession)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

5.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consists of the following:

                                                  December 31,   December 31,
                                                      1996           1995
                                                 ------------    ------------
      Land and building                          $    890,000    $    890,000
      Machinery and equipment                       6,546,911      15,457,929
      Furniture, fixtures and office equipment             --         987,364
      Leasehold improvements                               --       2,613,707
      Construction in progress                             --       2,929,244
                                                 ------------    ------------
                                                    7,436,911      22,878,244
      Less:  accumulated depreciation                (418,459)    (2,472,453)
                                                 ------------    ------------
                                                 $  7,018,452    $ 20,405,791
                                                 ============    ============

      The Company capitalized interest of $266,954 in 1995.

6.    OTHER CURRENT ASSETS

      Included in other current assets at December 31, 1995 is $1,800,000 representing a deposit on equipment which was refunded to the Company in 1996.

7.    EQUIPMENT LEASE RECEIVABLES

      The Company provided several direct financing type leases for equipment utilized by certain of its vendors. These leases had original terms ranging from three to five years. During 1996, certain of the lessees ceased making payments. The Company has valued these leases at their net realizable value based on the estimated payments to be received or the value of the underlying asset at December 31, 1996.

8.    DUE FROM OFFICER-STOCKHOLDER

      The balance due from officers at December 31, 1995 carried interest at 8%. During 1996, the Company provided an allowance for this balance.

9.    LIABILITIES SUBJECT TO COMPROMISE

      Liabilities recorded by the Company as of the petition date that are expected to be compromised under a plan of reorganization are separately classified in the Consolidated Balance Sheet at December 31, 1996 and include the following:

                     PRINS RECYCLING CORP. AND SUBSIDIARIES
                             (Debtor-in-Possession)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

                       Accounts payable            $ 7,750,870
                       Accrued liabilities           1,452,717
                       Debt                         15,394,105

      At the Company's request, the Bankruptcy Court established a bar date of November 26, 1996 (January 8, 1997 for governmental agencies) for all pre-petition claims against the Company other than those arising from rejection of unexpired leases. A bar date is the date by which claims against the Company must be filed if the claimants wish to receive any distribution in the bankruptcy cases. Approximately 600 proofs of claims have been filed in connection with the November 26, 1996 and January 8, 1997 bar dates. Certain creditors have filed claims substantially in excess of amounts reflected in the Company's records. Consequently, the amount included in the consolidated balance sheet at December 31, 1996 as liabilities subject to compromise is subject to adjustment.

10.   DUE TO BANK

      At December 31, 1996 the Company had a Bankruptcy Court approved debtor-in-possession financing agreement which provided a $9.5 million revolving credit facility (the "Facility") with a bank. Borrowings under the Facility were secured by liens on substantially all of the Company's assets and were afforded administrative priority under the Bankruptcy Code. Interest on borrowings under the Facility was charged at 11.25% which represented the banks default rate under the previous debt agreement with the Company. Through various orders of the Bankruptcy Court, the Facility was maintained in effect until the date the Reorganization Plan was approved. As a result of the sale of substantially all of the Company's operating assets the Facility was repaid and the outstanding balance was compromised by $800,000. The outstanding balance under the Facility is included in liabilities subject to compromise at December 31, 1996.

      The balances reflected in amounts due to banks at December 31, 1995 represent borrowings under the Company's Revolving and Term Loan and Security Agreement with a bank (the "Bank Agreement"). The revolving line of credit and term loans carried interest at the banks prime rate and prime rate plus 1/2%, respectively. The outstanding balances under the Bank Agreement were converted into the Facility subsequent to the date of the bankruptcy filing.

                     PRINS RECYCLING CORP. AND SUBSIDIARIES
                             (Debtor-in-Possession)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

11.   NOTES AND ADVANCES PAYABLE - RELATED PARTIES

      Notes and advances payable-related parties at December 31, 1995 consist of:

      10% Note payable to employee-stockholder (a)                $4,250,000

      10% Demand note payable to investment fund (b)                 615,000

      6.5% notes payable to employee-stockholders due in monthly
      installments beginning July 1996 through December 1999. (c)    975,000

      7% notes payable to employee stockholders (d)                  170,000

      Note payable to employee stockholder (e)                       145,000

      6% demand note payable to employee-stockholders                 67,081
                                                                  ----------
                                                                   6,222,081
      Less:  current portion:                                      3,761,374
                                                                  ----------
                                                                  $2,460,707
                                                                  ==========

(a) The note was issued in connection with the acquisition of Vic Barick Paper Co., Inc. and according to its terms was due February 1, 1996. On February 27, 1996 the Company and the stockholder-employee agreed to exchange the note for $2,125,000 in cash and 100,000 shares of the Company's common stock and a term note in the amount of $1,625,000 that bears interest at 6% and matures on the earlier of a change in control of the Company or February, 1999. The outstanding balance of the term note is $1,625,000 and is included in liabilities subject to compromise at December 31, 1996.

(b) The investment fund includes certain stockholders and several members of the Company's management and was repaid in February, 1996.

(c) The note carried interest at 6.5% payable monthly. The outstanding principal balance of $975,000 is included in liabilities subject to compromise at December 31, 1996.

(d) The note carried interest at 7% payable monthly. The outstanding principal of $170,000 was due December 31, 1996. The balance of this obligation is included in liabilities subject to compromise at December 31, 1996.

(e) The note was issued in connection with the acquisition of Basic Waste Systems, Inc. and was repaid in February, 1996.

During 1995, the Company's President made a $750,000 loan to the Company. The loan carried interest at 10% and was repaid in full prior to December 31, 1995.

                     PRINS RECYCLING CORP. AND SUBSIDIARIES
                             (Debtor-in-Possession)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

12.   NOTES AND ADVANCES PAYABLE - OTHERS

Notes payable - others at December 31, 1995 consists of:

Term notes payable (a)                                      $ 222,129

8% notes payable in aggregate monthly installments of
  $2,062 through March 2002                                   125,839

Other                                                         215,041
                                                            ---------
                                                              563,009
        Less: Current portion                                 295,990
                                                            ---------
                                                            $ 267,019
                                                            =========

(a) The term notes of a subsidiary carried interest at prime rate (8.5% at December 31, 1995) and were payable in varying monthly installments plus interest through 1999. These notes are secured by lease receivables and equipment leased to others.

The aggregate outstanding balances of these obligations of $423,508, including the secured term notes, which may be under secured, are included in liabilities subject to compromise at December 31, 1996.

13.   OBLIGATIONS UNDER CAPITALIZED LEASES

      The Company acquired equipment and certain other assets under capital lease agreements. The equipment had an aggregate carrying value of approximately $534,000 and $2,026,000 at December 31, 1996 and 1995,
      respectively. In connection with the bankruptcy proceedings the Company rejected certain of these leases. The balances of these obligations are included in liabilities subject to compromise at December 31, 1996.

14.   STOCKHOLDERS' EQUITY

      During 1996, the Company sold 332,000 shares of its common stock in a private placement for net proceeds of $1,679,788.

      During 1996, the Company issued $12,000,000 of 8% convertible subordinated debentures and received net proceeds of $11,280,000. The convertible subordinated debentures were convertible into shares of the Company's common stock at the option of the holders at a variable percentage of the market price, as defined, of the Company's common stock. Based on the beneficial conversion terms of the convertible subordinated debentures, the Company recorded a discount of $2.4 million

                     PRINS RECYCLING CORP. AND SUBSIDIARIES
                             (Debtor-in-Possession)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

      which was charged to interest expense and credited to additional paid in capital. During 1996 an aggregate principal amount of $11,000,000, and accrued interest of $92,900, of these convertible subordinated debentures were converted into 5,524,784 shares of the Company's common stock. The remaining outstanding principal balance of $1,000,000 is included in liabilities subject to compromise at December 31, 1996.

      The Company's 1992 Stock Option Plan (the "Plan") was approved by the Company's Board of Directors and stockholders in September 1992. Options granted under the Plan may include those qualified as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended, as well as non-qualified stock options. In July 1995, the Company's Board of Directors increased the number of shares of common stock for which options may be granted under the Plan to 850,000. Options expired five years from the date of grant.

      Changes in outstanding options are as follows:

                                                      December 31, 1995
                                              ----------------------------------
                                                                       Price
                                                  Options              Range
                                              ----------------------------------
      Options outstanding at January 1            233,340           $2.50-$3.00
      Granted                                     207,500                 $9.00
      Exercised                                    (2,625)                $2.50
      Canceled                                    (39,425)          $2.50-$9.00
                                                ---------
      Options outstanding at December 31          398,790           $2.50-$9.00
                                                =========
      Options exercisable at December 31          214,753           $2.50-$3.00
      Options available for grant                 448,585
      Total shares reserved for issuance
        under options                             850,000

No options were granted under the Plan during 1996. The Company rejected all outstanding stock options in the bankruptcy proceedings and related Plan of Reorganization.

The Company has determined that options granted in 1995 would not have had a material effect on the determination of proforma net income calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation."

                     PRINS RECYCLING CORP. AND SUBSIDIARIES
                             (Debtor-in-Possession)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

15.   INCOME TAXES

      The provision (benefit) for income taxes consists of the following:

                                              1996           1995
                                          ------------   -------------
      Current
           - Federal                               -         $134,000
           - State                                 -          230,000
                                                         -------------
                                                              364,000

      Deferred
           - Federal                               -        (434,000)
           - State                          $(50,500)        (47,600)
                                          ------------   -------------
                                             (50,500)       (481,600)
                                          ------------   -------------

                                            $(50,500)      $(117,600)
                                          ============   =============

      A reconciliation of the recorded income tax provision to that computed utilizing the federal statutory income tax rate is as follows:

                                                         1996           1995
                                                     --------------------------

      Tax (benefit) at federal statutory income
        tax rate                                     $(17,697,000)  $(1,099,000)
      Goodwill amortization/write-downs                 4,864,000       154,000
      Change in federal and state tax asset
        valuation allowance                            15,119,000     2,560,000
      Pooling expenses                                                  272,000
      State recycling tax credits                                    (2,200,000)
      State income taxes (net of federal
        tax benefit)                                   (2,256,000)       62,000
      Other (net)                                         (80,500)      133,400
                                                     --------------------------
                                                     $    (50,500)  $  (117,600)
                                                     ==========================

                     PRINS RECYCLING CORP. AND SUBSIDIARIES
                             (Debtor-in-Possession)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

      The deferred income tax accounts reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts utilized for income tax purposes. The significant components of the deferred assets and liabilities are as follows:

                                                           December 31,
                                                ------------------------------
                                                     1996              1995
                                                ------------------------------
      Deferred tax liability:
        Property, plant and equipment                     -           $685,000
                                                ------------------------------

      Deferred tax assets:
        Property, plant and equipment             $2,345,000                 -
        Net operating loss carryforward            8,938,000           627,000
        Restructuring reserves                     3,170,000           320,000
        State recycling tax credits                2,200,000         2,200,000
        Other                                      1,026,000            47,500
      Less: Valuation allowance                  (17,679,000)       (2,560,000)
                                                ------------------------------
                                                           -           634,500

      Net deferred tax liability                           -           $50,500
                                                ==============================

      At December 31, 1996, the Company has available net operating loss carryforwards of approximately $22,300,000 expiring in the years 2010 to 2011, and available state recycling tax credits of approximately $2,200,000 which are not subject to expiration. A reduction of the Company's liabilities which may result from the proceedings under Chapter 11 of the Bankruptcy Code may result in utilization of its available net operating loss carryforwards.

      The Tax Reform Act of 1986 enacted a complex set of rules limiting the potential utilization of net operating loss and tax credit carryforwards in periods following a corporate "ownership change". In general, for federal income tax purposes, an ownership change is deemed to occur if the percentage of stock of a loss corporation owned (actually, constructively and, in some cases, deemed) by one or more "5% shareholders" has increased by more than 50 percentage points over the lowest percentage ownership of such stock owned during a three-year testing period. The Company has not determined if such an ownership change occurred as of December 31, 1996. However, if such an ownership change is determined to have occurred the Company's ability to utilize its net operating loss carryforwards could be significantly limited.

16.   BUSINESS TRANSACTIONS

      During the third quarter of 1995, the Company acquired all of the outstanding common stock of Basic Waste Systems, Inc. and Vic Barick Paper Co., Inc. and substantially all of the assets of P. Pepe Sons, Inc. all

                     PRINS RECYCLING CORP. AND SUBSIDIARIES
                             (Debtor-in-Possession)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

      engaged in the recycling industry (collectively, the "1995 Acquisitions"). The aggregate purchase price for these businesses, including all direct costs, was approximately $15,997,000 and was partially financed through additional debt aggregating approximately $9,645,000 and the issuance of 377,534 shares of the Company's common stock. These acquisitions were accounted for under the purchase method of accounting. The purchase price was allocated to the assets and liabilities of the 1995 Acquisitions based on their estimated respective fair values. During 1996, an additional 172,619 shares of the Company's common stock were issued in connection with one of the 1995 acquisitions due to a guarantee of value provision contained in the applicable acquisition agreement. The cost of the acquisitions exceeded the fair value of the assets acquired by approximately $14,202,000 which was recorded as goodwill. The results of operations of the 1995 Acquisitions are included in the Company's consolidated statement of operations beginning on the respective closing date of each of the acquisitions.

      On April 24, 1995, the Company issued 1,106,667 shares of its common stock in exchange for all of the outstanding common stock of Paper Chase Exchange, Inc. ("Paper Chase"). Paper Chase collects, markets and sells waste paper and other secondary fibers to paper mills. The merger was accounted for as a pooling of interests and, accordingly, the accompanying consolidated financial statements include Paper Chase as if the combination had occurred at the beginning of 1995.

      Also, during 1994 the then sole stockholder of Paper Chase formed an affiliate and acquired certain property used in connection with the business. This transaction resulted in the issuance of 606,667 shares of the Company's common stock. There were no intercompany transactions between Prins Recycling Corp. and Paper Chase prior to the merger.

      Expenses relating to the pooling totaling approximately $900,000 were paid directly by the former stockholder of Paper Chase and have been reflected in the Company's operations and in stockholders' equity as a capital contribution.

      The following unaudited pro-forma summary presents the consolidated results of operations as if the 1995 Acquisitions had occurred at the beginning of the year. These results do not purport to be indicative of what would have occurred had the acquisitions been made as of that date or of results which may occur in the future.

                Net sales                     $93,181,000
                                              ===========

                Net income                    $    24,000
                                              ===========

17.   COMMITMENTS

      The Company leases certain property and equipment, including property related to its material recovery facilities and administrative offices, under non-cancelable operating leases. In addition to the fixed rentals, certain of the property leases require the Company to pay real estate taxes.

                     PRINS RECYCLING CORP. AND SUBSIDIARIES
                             (Debtor-in-Possession)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

      utilities and insurance. Certain of the leases provide for renewal options of up to ten years. In connection with the bankruptcy proceedings, the Company rejected certain other lease agreements for property and equipment. Total rent expense for all operating leases amounted to $2,670,916 and $1,427,908 for 1996 and 1995, respectively.

      Total minimum annual lease payments for operating leases which were not rejected in bankruptcy having initial or remaining terms in excess of one year are as follows:

              1997                      1,193,000
              1998                      1,200,000
              1999                      1,191,000
              2000                      1,190,000
              Thereafter                5,632,000

      The Company entered into long-term employment agreements with several employees. The agreements have terms of three to five years and provide fixed annual compensation plus bonuses, based on certain earnings, as defined. The Company rejected all such agreements in connection with the bankruptcy proceedings. Certain of these employees have filed proofs of claims

      In connection with the operation of its material recovery facilities, the Company entered into long-term supply agreements with certain third parties to accept recyclable materials delivered to its facilities. Certain of these agreements required the Company to pay specified fixed fees . The Company rejected substantially all such contracts in connection with the bankruptcy proceedings. Certain of these parties have filed proofs of claims regarding these agreements.

18.   EMPLOYEE SAVINGS PLANS

      The Company has two defined contribution employee savings plans pursuant to Internal Revenue Code Section 401(k) covering all eligible employees. Under one plan the Company at its discretion may match a portion of eligible contributions. The other plan requires the Company to contribute an amount equal to 25 percent of each employee's contributions. In connection with the bankruptcy proceedings the Company ceased making contributions to the Plan which required contributions. Total contributions to these employee benefit plans by the Company were $27,023 and $200,933 for 1996 and 1995, respectively.

                     PRINS RECYCLING CORP. AND SUBSIDIARIES
                             (Debtor-in-Possession)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

19.   MARKET CONCENTRATIONS

      Export sales consist of sales made directly to foreign customers, and sales made to export brokers, who in-turn resell the wastepaper to foreign customers. Export sales totaled approximately 48% and 52% of consolidated net sales in 1996 and 1995, respectively. Geographically, these sales were distributed as follows:

                                       1996           1995
                                  ----------------------------

            Export brokers                 42%            45%
            Mexico                          5              6
            Canada                          1              1
                                  ----------------------------
                                           48%            52%
                                  ============================

20.   CONTINGENCIES

      The Company is also involved in litigation arising in the normal course of its business. Certain of the parties have filed claims with the Bankruptcy Court.

21.   SUBSEQUENT EVENT

      On November 14, 1997 the Company sold substantially all of its operating assets and certain liabilities to KTI for an aggregate purchase price of $14.4 million.

                  Prins Recycling Corp. (Debtor-in-Possession)
                     Consolidated Balance Sheets (unaudited)

                                                       September 30,      December 31,
                                                       ------------       ------------
                                                           1997               1996
                                                           ----               ----

Assets
  Current Assets
    Cash and cash equivalents                          $          -      $    118,217
    Accounts receivable, net                              2,739,093         2,852,983
    Other Receivables                                        18,012            49,032
    Prepaid expenses and other current assets               195,994            96,234
                                                       ------------      ------------
  Total current assets                                    2,953,099         3,116,466

  Equipment loans receivable, net of current portion                          127,835
  Other assets                                              465,751           258,044
  Property, plant, and equipment, net                     6,836,975         7,018,452
                                                       ------------      ------------
                                                       $ 10,255,825      $ 10,520,797
                                                       ============      ============

Liabilities and stockholders' deficiency
  Current liabilities
      Accounts payable                                 $  4,338,412      $  1,703,826
      Accrued expenses                                       33,286         1,498,353
      Liabilities subject to compromise                  26,266,710        24,597,692
      Capital leases, current portion                        45,029
                                                       ------------      ------------
  Total current liabilities                              30,683,437        27,799,871

  Stockholders' deficiency
      Common Stock                                           16,604            16,604
      Additional paid-in capital                         42,177,202        42,177,202
      Retained earnings (deficit)                       (62,621,418)      (59,472,880)
                                                       ------------      ------------
  Total stockholders' (deficiency) equity               (20,427,612)      (17,279,074)
                                                       ------------      ------------
                                                       $ 10,255,825      $ 10,520,797
                                                       ============      ============

See notes to condensed consolidated financial statements.

                  Prins Recycling Corp. (Debtor-in-Possession)
                Consolidated Statements of Operations (unaudited)

                                                Nine months ending September 30,

                                                   1997               1996
                                                   ----               ----

Net Sales                                       $ 13,529,223     $  20,411,823
Cost of Goods Sold                                12,793,456        18,784,690
                                                ------------     -------------
Gross Profit                                         735,767         1,627,133

Selling, General, and Administrative Expenses      1,737,561        16,761,821
Depreciation and Amortization                        181,477         1,866,776
Impairment of Long-Lived Assets                           --        26,678,000
Loss on Sale and Abandonment of Assets                    --         2,718,530
                                                ------------     -------------
  Total Operating Expenses                         1,919,038        48,025,127

Income (loss) before reorganization items and
interest expense                                  (1,183,271)      (46,397,994)

Reorganization Costs and Other Expense             1,205,803         1,556,149
Other Expense (Income)                                26,570           (64,998)
Interest Expense, net                                732,894         1,297,999
                                                ------------     -------------
Net Loss                                        $ (3,148,538)    $ (49,187,144)
                                                ============     =============

Net Loss per Share                                    ($0.19)           ($3.51)

Weighted average common shares outstanding        16,604,460        14,018,855

See notes to condensed consolidated financial statements.

                  Prins Recycling Corp. (Debtor-in-Possession)
           Condensed Consolidated Statements of Cash Flows (unaudited)

                                                 Nine months ended September 30,

                                                        1997            1996
                                                        ----            ----
Operating Activities
  Net Cash provided by (used in) operations         $(1,645,964)    $(2,667,783)

Investing Activities
  Purchases of property, plant, and equipment                -         (557,638)
                                                    ----------      -----------
  Net cash provided by (used in) investing
    activities                                               -         (557,638)

Financing Activites
  (Decrease) increase in borrowings under bank
    line of credit                                   1,714,047       (2,178,094)
  Repayment of debt principal and capital lease
    obligations                                       (186,300)      (9,355,943)
  Proceeds from other borrowings                                        980,000
  Proceeds from sale of subordinated notes                   -       11,280,000
  Proceeds from issuance of common stock                     -        1,679,788
                                                    ----------      -----------
  Net cash provided by financing activities          1,527,747        2,405,751

  Net decrease in cash and cash equivalents           (118,217)        (819,670)
  Cash and cash equivalents, beginning of period       118,217        1,097,352
                                                    ----------      -----------
  Cash and cash equivalents, end of period          $        -      $   277,682
                                                    ==========      ===========

See notes to condensed consolidated financial statements.

                            Prins Recycling Corp.
              Notes to Interim Consolidated Financial Statements


                         September 30, 1997 and 1996



1. Basis of Presentation

       The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months or nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1996. Certain 1996 financial information contained herein has been reclassified to conform with the 1997 presentation.


2. Proceedings Under Chapter 11

       On July 13, Prins Recycling Corp. (the "Company") and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for District of New Jersey. Under Chapter 11, enforcement of certain claims in existence prior to the filing of the petitions was stayed, while the debtor continues to operate in the ordinary course of business as debtor in possession. The stayed claims are reflected in the December 31, 1996 consolidated balance sheet as "liabilities subject to compromise," Significant additional claims have arisen subsequent to the petition date resulting from the rejection of executory contracts and/or leases, and from the allowance by the Bankruptcy Court of contingent or dispute claims. The Bankruptcy Court established November 26, 1996 (January 8, 1997 for governmental entities) as the claims bar date. Enforcement of claims secured by the debtor's assets ("secured claims") was also stayed, although the holders of such claims have the right to petition the Bankruptcy Court for relief from the claim. Secured claims are secured by liens on substantially all of the Company's assets. For financial statement presentation, secured debt is also being reported as "liabilities subject to compromise."

       At various dates subsequent to the petition dates the Company and certain of its subsidiaries have received permission from the Bankruptcy Court to sell certain of its assets. On November 12, 1997, the creditors committee and the Bankruptcy Court approved the Company's First Amended Joint Plan of Reorganization (the "Reorgnization Plan"). Among other things, the Reorganization Plan allowed the Company to sell substantially all of its remaining operating assets. In addition, the buyer agreed to assume certain claims and other administrative obligations of the Company. The creditors committee received approximately $850,000 of cash and retained certain causes of actions against third parties. A formal plan of liquidation of the Company has not been adopted.

       The accompanying consolidated financial statements have been prepared under the going concern basis of accounting, which contemplates continuity of operations, realization of assets and the liquidation of liabilities in the ordinary course of business. The use of the going on concern basis remains appropriate until the date a formal lplan of liqidation is adopted or other such events occur which will result in the liquidation of the Company. The Company has accounted for all transactions related to the rorganization proceedings in accordance with Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," issued by the American Institute of Certified Public Accountants. The Company adopted the liquidation basis of accounting effective November 14, 1997.